UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  April 15, 2010

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

55 Hammarlund Way Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Items.

On April 15, 2010, Towerstream Corporation (the “Company”) completed its acquisition of the customer contracts, network infrastructure and related assets of the Chicago, Illinois and Nashville, Tennessee networks of Sparkplug Chicago, Inc. (“Sparkplug”). The aggregate consideration for the acquisition was (i) $1,170,000 in cash, subject to certain possible post-closing working capital adjustments, and (ii) 275,700 shares of the Company’s common stock (the “Shares”). Within one week following closing, the Company will file a registration statement on Form S-3 with the Securities and Exchange Commission (the “Registration Statement”) registering the Shares. The Company will also be required to make a cash payment to Sparkplug if the aggregate value of the Shares on the effective date of the Registration Statement is less than $430,000, in the amount of such difference.

On April 16, 2010, the Company issued a press release regarding this acquisition. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99. 1	Press Release, dated April 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: April 16, 2010	By:	/s/ Joseph Hernon
Name: Joseph Hernon
Title: Chief Financial Officer